FIRST AMENDMENT                      Exhibit 10
                                       TO
                                 RIDGESTONE BANK
                    EXECUTIVE INCENTIVE RETIREMENT AGREEMENT
                                       FOR
                                 CHRISTINE LAKE

     THIS AMENDMENT executed on this 24th day of April, 2002, by and between RIDGESTONE BANK, a state commercial bank located in Brookfield, Wisconsin (the "Company") and Christine Lake (the "Executive").

     The Company and the Executive executed the Ridgestone Bank Executive Incentive Retirement Agreement dated October 20, 1998 (the "Agreement").

     The undersigned hereby amends, in part, said Agreement for the purpose of changing the Normal Retirement Age, the incentive award and the number of installments of the benefit, therefore:

          Article 1, Section 1.1.7 shall be amended as follows:

          1.1.7  "Normal Retirement Age" means the Executive's 60th birthday.

          Article 2, Section 2.1 shall be amended as follows:

          2.1 Incentive Award. On December 31 of each Plan Year, the Company shall credit to the Deferral Account the Executive's Incentive Award for such year. The Incentive Award shall be as follows:

-------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  -----
Year      2002    2003    2004    2005    2006    2007    2008    2009    2010    2011    2012
-------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  -----
Amount   10,675  11,102  38,400  40,800  43,200  44,400  48,000  51,600  56,400  58,800  9,800
-------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  -----

Notwithstanding the foregoing, the Incentive Award is subject to change at the sole discretion of the Board.

          Article 4, Normal Retirement Benefit, Section 4.1.2 shall be amended as follows:

          4.1.2 Payment of Benefit. The Company shall pay the benefit to the Executive in 12 equal monthly installments commencing on the first day of the month following the Executive's Normal Retirement Date and continuing for the life of the Executive, but in any event, until a total of 263 additional monthly payments have been made to the Executive or to the Executive's beneficiary. The Company shall credit interest at the annual rate of 8.5%, compounded monthly, on the remaining account balance during any applicable installment period.

     IN WITNESS OF THE ABOVE, the Executive and the Company have agreed to this First Amendment.

Executive:                              Company:

                                        RIDGESTONE BANK

/s/ Christine V. Lake                   By  /s/Paul E. Menzel
---------------------------------          -------------------------------------
Christine Lake                          Title  President
                                              ----------------------------------